Exhibit 32.1

Certification

Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350(a) and (b))

The undersigned officers, who are the Chief Executive Officer and Chief Financial Officer of DiamondRock Hospitality Company (the “Company”), each hereby certifies to the best of his knowledge, that the Company’s Quarterly Report on Form 10-Q (the “Report”) to which this certification is attached, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark W. Brugger	/s/ Sean M. Mahoney

Mark W. Brugger	Sean M. Mahoney
Chief Executive Officer	Executive Vice President and Chief Financial Officer
October 15, 2008	October 15, 2008